Exhibit 99.1

Ondas Holdings Inc. Announces Closing of $173 Million Public Offering Including Full Exercise of Overallotment Option

BOSTON, MA – August 15, 2025 – Ondas Holdings Inc. (NASDAQ: ONDS) ("Ondas" or the "Company"), a leading provider of private industrial wireless networks and commercial drone and automated data solutions through its Ondas Networks and Ondas Autonomous Systems business units, announced today the closing of its underwritten public offering of 53,084,000 shares of its common stock, which includes 6,924,000 shares of common stock sold pursuant to the exercise in full by the underwriter of their over-allotment option. Ondas estimates net proceeds from the offering to be approximately $163 million, after deducting underwriting discounts and commissions and estimated offering expenses.

Ondas intends to use the net proceeds of the offering for working capital, general corporate purposes and potential strategic transactions, including acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies.

Oppenheimer & Co. Inc. acted as the sole book-running manager. Northland Capital Markets acted as the lead manager for the offering. Ladenburg Thalmann & Co. Inc. and Lake Street Capital Markets, LLC acted as co-managers for the offering.

Akerman LLP served as legal counsel to Ondas and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to the underwriters.

A shelf registration statement on Form S-3 (File No. 333-286642) relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission ("SEC") on April 18, 2025 and was declared effective on April 25, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the shares being offered may also be obtained from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. Electronic copies of the final prospectus supplement and accompanying prospectus are also available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these shares, nor will there be any sale of these shares in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the intended use of net proceeds from the offering. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price and changes in market conditions. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas
Escalate PR
ondas@escalatepr.com

Preston Grimes
Marketing Manager, Ondas Holdings Inc.
Preston.grimes@ondas.com